EXHIBIT 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS


 We consent to the inclusion in this registration statement on Form S-4 of our report dated February 2, 1998, on our audits of the consolidated financial statements of The Weston Paper and Manufacturing Co. as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995. We also consent to the references to our firm under the captions "Experts" and "Weston Selected Consolidated Financial Data".


                               /S/ COOPERS & LYBRAND L.L.P.

                               Coopers & Lybrand L.L.P.


 Indianapolis, Indiana
 March 5, 1998